EXHIBIT 99.2

Remedent Sets Fiscal Fourth Quarter and Year End 2009
Conference Call for Wednesday, July 1 at 11:00 a.m. ET

DEURLE, Belgium and LOS ANGELES, Calif. —  June 23, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, will hold a conference call on Wednesday, July 1, 2009 at 11:00 a.m. Eastern time to discuss results for its fiscal fourth quarter and year ended March 31, 2009.

Financial results will be issued in a press release prior to the call. Remedent Chairman Guy De Vreese and CFO Stephen Ross will host the presentation, followed by a question and answer period.

Date: Wednesday, July 1, 2009
Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)
Dial-In Number: 1-800-894-5910
International: 1-785-424-1052
Conference ID#: 7REMEDENT

A simultaneous webcast and replay of the call will be accessible via this link: http://viavid.net/dce.aspx?sid=0000666B.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available from 2:00 p.m. Eastern time on the same day until August 1, 2009.

Toll-free replay number:  1-800-695-0395
International replay number: 1-402-220-1388
(No passcode required)

About Remedent
Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns which are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Contact:
Company Contacts:
Stephen Ross, CFO
Remedent, Inc.
Tel 310-922-5685
docktor99@aol.com

Investor Relations:
Ron Both
Managing Director
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com